EXHIBIT 10(iii)(A) 3

FIRST AMENDMENT TO THE
LUCENT TECHNOLOGIES INC. 2003 LONG TERM INCENTIVE PROGRAM

WHEREAS, Section 13 of the Lucent Technologies Inc. 2003 Long Term Incentive Plan (the “2003 Plan”) provides that the Board of Directors of Lucent Technologies Inc. (the “Board”) may amend the 2003 Plan from time to time;

WHEREAS, pursuant to the recommendation of the Leadership Development and Compensation Committee of the Board, the Board approved on July 16, 2004 (the “Approval”) that the 2003 Plan be amended as set forth hereunder (the “Amendments”); and

WHEREAS, pursuant to the Approval, the Board authorized the Secretary of the Company to execute the Amendments to the 2003 Plan.

NOW, THEREFORE, IT IS RESOLVED that the 2003 Plan is amended as follows:

1. Section 2(f)(iii) of the 2003 Plan, “Definitions – Change in Control”, is amended by deleting the first clause through and including the first semicolon, which text is provided below under the caption “Original Clause” and replacing such clause with the text provided below under the caption “As amended in this First Amendment”:

Original Clause

     “(iii) The approval by the shareowners of the Company of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of the assets of the Company (each, a “Corporate Transaction”) or, if consummation of such Corporate Transaction is subject, at the time of such approval by shareowners, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); . . . ”

As amended in this First Amendment

“(iii) The consummation of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of the assets of the Company (each, a “Corporate Transaction”); . . .”

2. Section 11(a)(i) of the 2003 Plan, “Change in Control Provisions — Impact of Event”, is amended by adding the following sentence to the end of subparagraph (a)(i) thereof:

“The exercise period for all Awards, other than Performance Awards, that become fully and immediately exercisable pursuant to this Section 11(a)(i) shall be determined pursuant to the terms of the Award Agreement applicable to such Award.”

Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the 2003 Plan.

Except as modified herein, the 2003 Plan shall continue in full force and effect in accordance with its terms.

Signature:	/s/ William R. Carapezzi, Jr.
William R. Carapezzi, Jr. Senior Vice President, General Counsel and Secretary

Dated: As of July 16, 2004.